As filed with the Securities and Exchange Commission on April 27, 2009
Registration No. 333-152412

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

SEABRIGHT INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2393241
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan
(Full Title of the Plan)

John G. Pasqualetto
Chairman, President and Chief Executive Officer
SeaBright Insurance Holdings, Inc.
1501 4th Avenue, Suite 2600
Seattle, Washington 98101
(206) 269-8500

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James S. Rowe, Esq.
Elisabeth M. Martin, Esq.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

          The sole purpose of this Post Effective Amendment No. 1 is to file the consent of KPMG LLP to the incorporation by reference into this Form S-8 of KPMG LLP’s report dated March 16, 2009 relating to the consolidated financial statements and internal control over financial reporting of SeaBright Insurance Holdings, Inc. (the “Company”), included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

          The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009;

(b) the Company’s Current Report on Form 8-K filed on April 2, 2009; and

          (c)          the description of the Company’s Common Stock, par value $0.01 per share, included in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 4, 2008 (Registration No. 001-34204).

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

          See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement, which is incorporated by reference herein.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii)          to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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                         (iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                         (2)          that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on April 27, 2009.

SEABRIGHT INSURANCE HOLDINGS, INC.

By:	/s/ John G. Pasqualetto

Name: John G. Pasqualetto
Title: President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on April 27, 2009.

Signature	Title

/s/ John G. Pasqualetto	Chairman of the Board of Directors,

John G. Pasqualetto	President and Chief Executive Officer
(Principal Executive Officer)

/s/ Robert P. Cuthbert	Senior Vice President, Chief Financial Officer and

Robert P. Cuthbert	Assistant Secretary
(Principal Financial Officer)

/s/ M. Philip Romney	Vice President-Finance and Assistant Secretary

M. Philip Romney	(Principal Accounting Officer)

*	Director

Peter Y. Chung

*	Director

Joseph A. Edwards

*	Director

William M. Feldman

*	Director

Mural R. Josephson

*	Director

George M. Morvis

*	Director

Michael D. Rice

*By:	/s/ John G. Pasqualetto

Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP (filed herewith).